Exhibit 99.1

Eos Energy Storage Expands Sales and Installation Channels with Babcock & Wilcox Partnership

OCTOBER 13, 2020 - EDISON, N.J.—Eos Energy Storage LLC (“Eos”), a leading manufacturer of safe, low-cost and long-duration zinc battery storage systems, today announced that it has entered into an agreement with Babcock & Wilcox (“B&W”) (NYSE: BW) to be the exclusive battery supplier for B&W’s global customer base of industrial, utility and power companies. The agreement will also enable Eos to leverage B&W’s global experience as a leader in providing renewable energy and environmental technologies, services and solutions to utility and industrial customers.

As previously announced, B. Riley Principal Merger Corp. II (“BMRG”), a publicly traded special purpose acquisition company, and Eos have entered into a definitive merger agreement for a business combination that would result in Eos becoming a publicly listed company. Upon closing of the transaction, the combined company will be renamed Eos Energy Enterprises, Inc. (“Eos Energy”) and intends to list its shares of common stock on Nasdaq under the ticker symbol “EOSE”.

B&W will market, sell and service Eos’ signature product, the Znyth® zinc battery system, which is optimized for the critical longer duration stationary storage market and ideal for grid congestion and renewable power applications. Under the agreement, B&W subsidiary Babcock & Wilcox Construction Co., LLC, will be Eos’ exclusive preferred installation provider for the technology in the United States and Canada.

Eos’ system is unique for its ability to withstand extreme temperatures, its scalable design made with five core commodity materials widely available, and its fully recyclable nature. In addition to the environmental and technological benefits, the Znyth® zinc battery system is also a cost-effective energy storage solution, with a 15-year to 30-year life and minimal installation and maintenance costs. These are among the many qualities that differentiate Eos’ zinc-based batteries from the lithium-ion alternative.

“Our partnership with B&W enables us to reach new customers who will benefit from Eos’ industry-disrupting technology,” said Joe Mastrangelo, Chief Executive Officer of Eos. “Our zinc battery storage systems offer a viable alternative to lithium-ion—they are non-flammable, built with non-rare earth materials and manufactured right here in the United States. Combining Eos’ design and technology with B&W’s construction and service capabilities will ensure that our global customer base has a superior energy storage solution for the long term.”

“The Zynth® zinc battery system has the potential to be a real game-changer, offering proven energy storage capabilities and improved safety performance over lithium-ion batteries,” said Kenny Young, Chairman and Chief Executive Officer of B&W. “Coupling it with B&W’s strong reputation with utility and industrial customers worldwide, our construction and plant maintenance capabilities, and our experienced global sales team is an exciting development for both of our companies.”

Additional Information about the Business Combination

In connection with the business combination, BMRG has filed a preliminary proxy statement with the United States Securities and Exchange Commission (“SEC”). BMRG stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with BMRG’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination, because the proxy statement will contain important information about BMRG, Eos and the proposed business combination. When available, the definitive proxy statement will be mailed to BMRG stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by BMRG when and if available, can be obtained free of charge by directing a written request to B. Riley Principal Merger Corp. II, 299 Park Avenue, 21st Floor, New York, New York 10171 or by telephone at (212) 457-3300.

About Eos Energy Storage LLC

At Eos, we are on a mission to accelerate clean energy by deploying stationary storage solutions that can help deliver the reliable and cost-competitive power that the market expects in a safe and environmentally sustainable way. Eos has been pursuing this opportunity since 2008 when it was founded. Eos has more than 10 years of experience in battery storage testing, development, deployment, and operation. The Eos Aurora® system integrates Eos’ aqueous, Znyth® technology to provide a safe, scalable, and sustainable alternative to lithium-ion. https://eosenergystorage.com

About B. Riley Principal Merger Corp. II

BMRG was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

About Babcock & Wilcox

Headquartered in Akron, Ohio, B&W is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow B&W on LinkedIn and learn more at www.babcock.com.

Contact

For Eos Energy Storage LLC

Investors	Media
Ed Yuen	Balki G. Iyer
ir@eosenergystorage.com	media@eosenergystorage.com